EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2020 relating to the financial statements of Teligent, Inc., appearing in the Annual Report on Form 10-K of Teligent, Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

August 26, 2020